Exhibit 10.12(d)




      THIRD AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT


     This Agreement, entered into on this 29th of June, 2001, and made effective as of June 1, 2001, by and between EOG Resources, Inc., f.k.a. Enron Oil & Gas Company, ("Employer") and Barry Hunsaker, Jr. ("Employee") is an amendment to that certain Employment Agreement dated effective as of September 1, 1998 (as heretofore amended, the "Employment Agreement").

     WHEREAS, the parties desire to amend the Employment
Agreement as provided herein;

     NOW, THEREFORE, in consideration thereof and of the mutual covenants contained herein, the parties agree as follows:

     1. Exhibit A to the Employment Agreement is hereby deleted in its entirety and a new Exhibit A, in the form attached hereto as Exhibit A and effective as of June 1, 2001, is substituted therefor.

     2. Section 1.3 is hereby revised to remove reference to Enron.

     3. Section 1.6 is hereby revised to change references to "Employer's President" to "Employer's Chairman".

     4.   Section 1.7 is hereby deleted in its entirety.

     5. Section 2.1 is hereby deleted in its entirety and the following is substituted therefor:

          "    2.1  Employee's annual base salary during the
          Term shall be not less than the amount set forth under the heading "Annual Base Salary" on Exhibit A, subject to increase at the sole discretion of the Employer, but consistent with increases provided to other similarly situated executives of Employer, which shall be paid in accordance with Employer's standard payroll practice. Any calculation to be made under this Agreement with respect to Employee's Annual Base Salary shall be made using the then current Annual Base Salary in effect at the time of the event for which such calculation is made."

     6. Section 2.3 is hereby revised to remove reference to Enron.

     7. Section 3.1(i) is hereby revised to remove reference to Enron.

     8. Section 3.1(iv) is hereby revised to change the reference to "Enron's long-term disability plan" to "Employer's long-term disability plan".

     9. The phrase "except Section 8.6" is hereby deleted from Section 3.2.

     10. Section 3.5 is hereby deleted in its entirety and the following is substituted therefor:

          "    3.5  Upon an Involuntary Termination of the
          employment relationship by either Employer or Employee prior to the expiration of the Term, Employee shall be entitled, in consideration of Employee's continuing obligations hereunder after such termination (including, without limitation, Employee's non-competition obligations), to receive a severance benefit under this Agreement equal to the greater of a) the amount that Employee would have received under this Agreement from the date of termination through the end of the Term of this Agreement if Employee had continued to be employed during such period, computed assuming that Employee received the Annual Base Salary specified on Exhibit A and an annual bonus equal to the bonus target specified on Exhibit A for each year during such period (in each case prorated for any partial year), or b) the sum of the Employee's Annual Base Salary and the annual bonus target specified on Exhibit A. Further, in the event of Involuntary Termination, if Employee's eligibility for COBRA coverage expires, Employer shall provide to Employee the cost difference between COBRA coverage and a personal medical/dental policy paid by Employee for the six (6) months following the COBRA coverage or until Employee's gainful employment, whichever comes first. Employee shall not be under any duty or obligation to seek or accept other employment following Involuntary Termination and the amounts due Employee hereunder shall not be reduced or suspended if Employee accepts subsequent employment. Employee's rights under this Section
          3.5 are Employee's sole and exclusive rights against Employer and Employer's sole and exclusive liability to Employee under this Agreement, in contract, tort, or otherwise, for any Involuntary Termination of the employment relationship. Employee covenants not to sue or lodge any claim, demand or cause of action against Employer for any sums for Involuntary Termination other than those sums specified in this Section 3.5. If Employee breaches this covenant, Employer shall be entitled to recover from Employee all sums expended by Employer (including costs and attorneys fees) in connection with such suit, claim, demand or cause of action."

     11. Section 3.8 is hereby revised to remove reference to Enron.

     12. Section 4.1 is hereby deleted in its entirety and the following is substituted therefor:

          "    4.1  After the expiration of the Term
          specified on Exhibit "A," this Agreement, and Employee's employment hereunder, shall automatically renew for successive periods of one
          (1) year each, unless either Employer or Employee provides not less than one hundred twenty (120) days' prior written notice of intent not to renew.
          In the event this Agreement is not renewed pursuant to such notice, and Employee remains employed by Employer beyond the expiration of the Term of this Agreement, including any renewals, Employee's employment shall convert to a month-to-month relationship terminable at any time by either Employer or Employee for any reason whatsoever, with or without cause. Upon such termination of the employment relationship by either Employer or Employee for any reason whatsoever, all future compensation to which Employee is entitled and all future benefits for which Employee is eligible shall cease and terminate. Employee shall be entitled to pro rata salary through the date of such termination, but Employee shall not be entitled to any individual bonuses or individual incentive compensation not yet paid at the date of such termination."

     13. Section 5.1 is hereby revised to remove references to Enron, including replacing the reference to "any Enron entity" to "any Employer entity".

     14. Article 6 is hereby revised to remove references to Enron, including removing Enron and its affiliates as third party beneficiaries of Employee's obligations under Section 6.2.

     15. Section 7.1 is hereby deleted in its entirety and the following is substituted therefor:

          "    7.1  As part of the consideration for the
          compensation and benefits to be paid to Employee hereunder, in keeping with Employee's duties as a fiduciary and in order to protect Employer's interests in the confidential information of Employer and the business relationships developed by Employee with the clients and potential clients of Employer, and as an additional incentive for Employer to enter into this Agreement, Employer and Employee agree to the non-competition provisions of this Article 7. Employee agrees that during the period of Employee's non-competition obligations hereunder, Employee will not, directly or indirectly for Employee or for others, in any geographic area or market where Employer is conducting any business as of the date of termination of the employment relationship or has during the previous twelve months conducted any business:

               (i) engage in any business competitive with the business conducted by Employer;

               (ii) render advice or services to, or otherwise
                    assist, any other person, association, or entity who is engaged, directly or indirectly, in any business competitive with the business conducted by Employer;

              (iii) induce any employee of Employer to terminate
                    his or her employment with Employer, or hire or assist in the hiring of any such employee by person, association, or entity not affiliated with Employer.

          These non-competition obligations shall extend until the earlier of (a) expiration of the Term or
          (b) one year after termination of the employment relationship. For purposes of this Section, it is specifically understood that Employee may return to private legal practice, without breaching the provisions of this Section."

     16. Article 8 is hereby revised to remove references to Enron.

     17. Under Section 8.3, notices and all other communications to Employer should be to:

               EOG Resources, Inc.
               333 Clay Street, Suite 4200
               Houston, Texas 77002
               Attention:  Vice President, Human Resources,
          Administration
                               & Corporate Secretary

     18.  Article 9 is hereby deleted in its entirety.

     19. Contemporaneously with the execution of this Agreement, the parties have executed a Change of Control Agreement dated June 29, 2001 (the "Change of Control Agreement"). If during the term of the Change of Control Agreement, a Change of Control (as that term is defined in the Change of Control Agreement) occurs or is deemed to have occurred under such agreement, then for the period of time from the occurrence of the Change of Control through the second anniversary of the Change of Control (the "Applicable Period"), the following provisions will apply:

          (a) The following shall be substituted in lieu of Section 3.1(i) of the Employment Agreement during the Applicable Period:

               (i) if, under the Change of Control Agreement, dated June 29, 2001, between Employee and Employer (as amended, the "Change of Control Agreement"), an Event of Termination for Cause (as that term is defined in the Change of Control Agreement) shall have occurred;

          (b) The following shall be substituted in lieu of Section 3.1(iv) of the Employment Agreement during the Applicable Period:

               (iv) if, under the Change of Control Agreement, Employee's
                    Disability (as that term is defined in the Change of Control Agreement) shall have occurred.

          (c) If the termination of Employee's employment occurs for any reason during the Applicable Period, then (i) the provisions of Section 7 of the Change of Control Agreement shall apply in lieu of the provisions of Sections 3.3 through 3.7 of the Employment Agreement, (ii) the provisions of Article 6 of the Employment Agreement shall not apply to Employee, and (iii) the provisions of Section
               12 of the Change of Control Agreement shall apply in lieu of the provisions of Section 7.5 of the Employment Agreement.

     This Agreement is the Third Amendment to the Employment Agreement, and the parties agree that all other terms, conditions and stipulations contained in the Employment Agreement, and any amendments thereto, shall remain in full force and effect and without any change or modification, except as provided herein.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                              EOG RESOURCES, INC.



                              By: /s/ PATRICIA EDWARDS
                                 --------------------------
                              Name:  Patricia Edwards
                              Title:  V.P. Human Resources,
                                      Administration and
                                      Corporate Secretary
                              This 29th day of June, 2001


                              BARRY HUNSAKER, JR.




                                 /s/ BARRY HUNSAKER, JR.
                              ------------------------------
                              This 29th day of June, 2001

                          EXHIBIT "A" TO
                 EXECUTIVE EMPLOYMENT AGREEMENT
      BETWEEN EOG RESOURCES, INC. AND BARRY HUNSAKER, JR.
                   (Amended as of June 1, 2001)

Employee Name:   Barry Hunsaker, Jr.

Term:            June 1, 2001 through May 31, 2005

Renewal: After May 31, 2005, Agreement will automatically be renewed annually for a one-year term unless either Employee or Employer provides a 120-day notice of intent not to renew.

Position:        Senior Vice President and General Counsel

Location:        Houston, Texas

Reporting
Relationship:    Reports jointly to Mark G. Papa, Chairman and
                 Chief Executive Officer and
                 Edmund P. Segner, III, President and Chief of
                 Staff

Annual Base
Salary:          Two Hundred Seventy-six Thousand Dollars
                 ($276,000) per year

Bonus: Employee shall be eligible to participate in the EOG Resources, Inc. Executive Officer Annual Bonus Plan, at a target of 60% of Annual Base Salary. Such bonus may be paid in a combination of cash, stock options, and/or phantom stock units, as determined by the Compensation Committee of Employer's Board of Directors.

Long-term
Incentives:      Employee shall be eligible to receive grants
                 of stock options, consistent with similarly situated executives, as determined from time to time by the Compensation Committee of Employer's
                 Board of Directors.

Stock Option
Grant: Employee received a grant of 75,000 stock options, effective September 8, 1998, vesting 20% on the Grant Date and 20% on each of the first four anniversaries of the Grant Date, as evidenced by an Award Agreement.

Signing Grant:   Employee shall be granted 15,000 shares of
                 Restricted Stock under the terms of the EOG
                 Resources, Inc. 1992 Stock Plan, as amended, with standard termination provisions, and vesting on May 8, 2006.

                                   EOG RESOURCES, INC.



                              By:  /s/ PATRICIA EDWARDS
                                 -----------------------------
                              Name:  Patricia Edwards
                              Title: V.P.   Human   Resources,
                                     Administration and
                                     Corporate Secretary
                              This 29th day of June, 2001

                              BARRY HUNSAKER, JR.



                                /s/BARRY HUNSAKER, JR.
                              ----------------------------------
                              This 29th day of June, 2001